UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009
TERRA INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8520	52-1145429
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

Terra Centre
600 Fourth Street, P.O. Box 6000
Sioux City, Iowa	51102-6000
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (712) 277-1340
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
          The information set forth under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated into this Item 1.01 by reference.
          On October 26, 2009, Terra Capital, Inc. (the “Company” or “Terra Capital”), a wholly-owned subsidiary of Terra Industries Inc. (the “Parent” or “Terra”) completed the sale of its private offering (the “Closing”) of $600 million in aggregate principal amount of its 7.75% Senior Notes due 2019 (the “Notes”) pursuant to a Purchase Agreement, dated October 19, 2009, by and among the Company, the Parent, as guarantor, the other guarantors named therein and Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. (the “Initial Purchasers”).
          Pursuant to an Exchange and Registration Rights Agreement, dated October 26, 2009, among the Company, the Parent, as guarantor, the other guarantors named therein and the Initial Purchaser relating to the Notes (the “Exchange and Registration Rights Agreement”), the Company, the Parent and the other guarantors are obligated to file and use their commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for other freely tradable notes issued by the Company that are registered with the Securities and Exchange Commission (the “SEC”) and have substantially identical terms as the Notes. The Exchange and Registration Rights Agreement provides that if the Company is not able to effect the applicable exchange offer, the Company will file with the SEC and use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to the resale of the Notes. Pursuant to the Notes and the Exchange and Registration Rights Agreement, the Company will be obligated to pay additional interest on the Notes in certain instances, including if it does not file the registration statement within 90 days following the Closing, if such registration statement has not become effective within 120 days following the Closing, or the related exchange offer has not been consummated within 150 days after the Closing.
          The Initial Purchasers and their affiliates have provided and may, from time to time, continue to provide investment banking, financial advisory and other services to Terra and its affiliates, for which they have received and will receive customary fees and reimbursements of expenses. Credit Suisse Securities (USA) LLC also acted as dealer manager for the tender offer and consent solicitation relating to the Company’s 7.00% senior notes due 2017 which was completed on October 27, 2009, with approximately 96.2% of the outstanding notes tendered. Citicorp USA, Inc., an affiliate of Citigroup Global Markets Inc., is the administrative agent and a lender under the Company’s revolving credit facility and has received and will continue to receive fees in connection therewith.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
          The Company completed the offering of the Notes on October 26, 2009. The Notes were sold in a private offering in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.
          The Notes will bear interest at the rate of 7.75% per annum. Interest on the Notes will be payable on May 1 and November 1 of each year, beginning on May 1, 2010. The notes will mature on November 1, 2019. Prior to November 1, 2012, the Company may redeem up to 35% of the Notes from the proceeds of certain equity offerings at 107.750% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption. The Company may redeem some or all of the Notes at any time prior to November 1, 2014, at a price equal to 100% of the principal amount, plus any accrued and unpaid interest to the date of redemption, plus a “make-whole” premium based on a discount rate equal to the yield on a comparable U.S. Treasury Security plus 50 basis points. In addition, on or after November 1, 2014, the Company may redeem some or all of the Notes at any time at redemption prices that start at 103.875% of their aggregate principal amount. The Company is required to offer to purchase the Notes at 101% of their aggregate principal amount, plus accrued interest to the repurchase date, if it experiences specific kinds of changes in control.
          The Notes are the Company’s senior unsecured obligations and will rank equal in right of payment with all of its existing and future senior obligations and senior to its subordinated indebtedness. The Notes are unconditionally guaranteed by the Parent and certain of its wholly-owned U.S. subsidiaries. The guarantees are unsecured and will rank equal in right of payment with all of the existing and future senior obligations of such guarantors. The Notes and the guarantees will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the assets securing that indebtedness.
          If an event of default as defined in the indenture governing the Notes occurs and is continuing (other than specified events of bankruptcy, insolvency or reorganization with respect to the Company or the Parent), the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an event of default relating to specified events of bankruptcy, insolvency or reorganization with respect to the Company or the Parent occurs, the principal of and interest on all the Notes will immediately become due and payable without any declaration or other act on the part of the trustee or any holders of the Notes.
          The indenture governing the Notes contains covenants that will limit, among other things, the Company and the Parent’s ability and the ability of the Parent’s restricted subsidiaries to:
•	incur additional debt;

•	pay dividends on capital stock or repurchase capital stock;

•	make certain investments;

•	create liens on assets to secure debt;

•	enter into transactions with affiliates;

•	create restrictions on restricted subsidiaries’ abilities to pay dividends or make other payments;

•	enter into sale and leaseback transactions;

•	engage in other businesses; or

•	sell all or substantially all of its assets or merge with or into other companies.
These covenants are subject to important exceptions and qualifications and the requirement to comply with certain covenants may be suspended upon achievement of investment grade ratings for the Notes.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INDUSTRIES INC.
By:	/s/ John W. Huey
	Name:	John W. Huey
	Title:	Vice President, General Counsel and Corporate Secretary

Date: November 5, 2009